Exhibit 99

AMENDMENT NUMBER 5 TO THE

WILLBROS GROUP, INC.

AMENDED AND RESTATED

2006 DIRECTOR RESTRICTED STOCK PLAN

1. Purpose. The sole purpose of this Amendment is to amend and restate the definition of “Change in Control” appearing in Section 2 of the Willbros Group, Inc. Amended and Restated 2006 Director Restricted Stock Plan, as subsequently amended by Amendments Number 1 through 4 thereto (as amended, the “Plan”), and to add certain defined terms to Section 2 of the Plan that are used in the new amended and restated definition of “Change in Control”.

2. Amendment. The Plan shall be amended as follows:

(a)	The definition of “Change in Control” appearing in Section 2 of the Plan is hereby amended and restated as follows:

“Change in Control” means and shall be deemed to have occurred if (i) any Person, other than the Corporation or a Related Party, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30 percent or more of the total Voting Power of all the then outstanding Voting Securities, (ii) any Person, other than the Corporation or a Related Party, purchases or otherwise acquires under a tender offer, securities representing 30 percent or more of the total Voting Power of all the then outstanding Voting Securities, (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors of the Corporation then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board, (iv) the consummation of a merger, consolidation, recapitalization or reorganization of the Corporation, other than a merger, consolidation, recapitalization or reorganization which would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into Voting Securities of the surviving entity (or if the surviving entity is a subsidiary of another entity, then of the parent entity of such surviving entity), at least 60 percent of the total Voting Power represented by the Voting Securities of the surviving entity (or parent entity) outstanding immediately after such merger, consolidation, recapitalization or reorganization, or (v) the stockholders approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Corporation immediately prior to the transaction.

(b) The following new definitions shall be inserted in their respective alphabetically appropriate places in Section 2 of the Plan:

“Person” shall have the meaning assigned in the Exchange Act.

“Related Party” means (i) a Subsidiary, (ii) an employee or group of employees of the Corporation or any Subsidiary, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any Subsidiary, or (iv) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportion as their ownership of stock of the Corporation.

“Voting Power” shall mean that number of Voting Securities as shall enable the holders thereof to cast all the votes which could be cast in an annual election of directors of a company.

“Voting Securities” shall mean all securities entitling the holders thereof to vote in an annual election of directors of a company.

3. No Change. Except as specifically set forth herein, this Amendment does not change the terms of the Plan.

4. Effective Date. This Amendment shall take effect and be adopted on the date that this Amendment is executed, as indicated below.

Executed as of the 14th day of May, 2012.

ATTEST:	WILLBROS GROUP, INC.

/s/ Lori Pinder	By:	/s/ Robert R. Harl
Lori Pinder		Robert R. Harl
Secretary		President and Chief Executive Officer